EXHIBIT 10.31
FIRST AMENDMENT TO
STOCK PURCHASE AGREEMENT
          THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (the “First Amendment”) is entered into as of November ___, 2007 among Planet Technologies, Inc., a California corporation (“Planet”), the Sylvia W. Willoughby Trust (the “Trust”), Mr. William Thomas Willoughby (“Mr. Willoughby” and together with the Trust, the “Sellers”), and Antigen Laboratories, Inc., a Missouri corporation (“Antigen”).
          WHEREAS, Planet, the Sellers and Antigen have entered into that certain Stock Purchase Agreement dated as of September 3, 2007 (the “Agreement”);
          WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement; and
          WHEREAS, the parties desire to amend the terms and conditions of the Agreement, in accordance with the terms and conditions of this First Amendment.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Agreement, and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
          1. Sections 2 and 4(a)(i). The reference to “$10,000,000” in Section 2 of the Agreement is hereby deleted and replaced with “$9,800,000.” The reference to “$9,000,000” in Section 4(a)(i) of the Agreement is hereby deleted and replaced with “$8,800,000.”
          2. Section 4(a)(ii). Section 4(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:
“$200,000 (plus the amount of accrued interest set forth on Schedule 4(a)(ii)) to Sylvia Willoughby in cash at Closing for all outstanding debt owed to her by Antigen, which debt will be acquired by Planet;”
          3. Section 4(a)(iv). The reference to “$300,000” in Section 4(a)(iv) of the Agreement is hereby deleted and replaced with “$500,000.”
          4. Section 4(c). Section 4(c) of the Agreement is hereby deleted in its entirety and replaced with: “Intentionally Omitted.”
          5. Section 6(i)(vi). Section 6(i)(vi) of the Agreement is hereby deleted in its entirety and replaced with the following:
“All right, title and interest of Antigen in and to Licenses, transferable permits, exemptions, approvals, franchises and privileges relating to the Business to the extent transferable under Applicable Law, including without limitation, to the Knowledge of Mr. Willoughby, those listed on Schedule 6(i)(vi);”
          6. Section 6(l). The fifth sentence of Section 6(l) of the Agreement is hereby deleted in its entirety and replaced with the following:
“To the Knowledge of Mr. Willoughby, except as set forth on Schedule 6(l), no consent of any Person is required in connection with the transfer of the Stock to Planet under this Agreement.”
          7. General. This First Amendment shall not be assigned by any party without the prior written consent of the other party hereto. This First Amendment may not be amended except by a written agreement executed by the party to be charged with the amendment. The Agreement, including the Exhibits and Schedules thereto, as amended by this First Amendment, embodies the entire agreement between the parties thereto with respect to the transactions contemplated therein and supersedes all prior agreements between the parties with respect to its subject matter. This First Amendment shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles thereunder. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes. The captions and headings used in this First Amendment are inserted for convenience only and shall not be deemed to constitute part of this First Amendment or to affect the construction or interpretation hereof.
          8. Severability. If any provision of this First Amendment is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this First Amendment shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this First Amendment a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
          9. Interpretation. Unless specifically stated otherwise, references to Sections, Exhibits and Schedules refer to Sections, Exhibits and Schedules in the Agreement, as amended by this First Amendment. References to “includes” and “including” mean “includes without limitation” and “including without limitation.” No provision of this First Amendment shall be interpreted in favor of, or against, any party by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.
          10. Full Force and Effect of Agreement. All rights, duties and obligations of the parties are and shall continue to be governed by and in accordance with the Agreement, including without limitation the performance and consummation of the transactions as contemplated therein, except as specifically set forth in this First Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.
PLANET TECHNOLOGIES, INC.
By:
          Edward Steube
          President/CEO
ANTIGEN LABORATORIES, INC.

By:
          William Thomas Willoughby
          President
Sylvia W. Willoughby Trust
By:
          Sylvia W. Willoughby, Trustee

William Thomas Willoughby

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